Exhibit 10.1


                               PURCHASE AGREEMENT
                         Spanish Trails (finished lots)

         THIS PURCHASE AGREEMENT (the "Contract"), is made and entered into by and between Spanish Trails, LLC, a New Mexico limited liability company, ("Seller"), and DR Horton, Inc., a Delaware corporation, ("Purchaser"), collectively the "Parties".

I.   SALE AND PURCHASE OF PROPERTY.

     1.01 AGREEMENT OF SALE AND PURCHASE.

     For and in consideration of the sum of *** and of the premises, undertakings, and mutual covenants of the Parties set forth herein, Seller hereby agrees to sell and convey unto Purchaser, and Purchaser hereby agrees to purchase and take from Seller, approximately *** fully developed single-family lots ( the "Lots" ), with such dimensions as shown on the Replat (hereinafter defined) approved by Purchaser as provided in Paragraph 2.04 hereof, situated in the first phase of the Spanish Trails master planned community located in Belen (the "City"), Valencia County (the "County"), New Mexico, together with all improvements thereon and all rights and appurtenances pertaining thereto, including, but not limited to, all right, title, and interest of Seller in and to adjacent streets, alleys, easements, and rights-of-way (all of such real property, rights, and appurtenances being hereinafter referred to collectively as the "Property"). The Lots *** Subdivision as more particularly depicted on Exhibit A-1 hereto. The precise legal description and acreage of the Property will be set forth in the Survey to be ordered by Purchaser pursuant to the terms of this Agreement and will be attached hereto as Exhibit A-2 and made a part hereof.

     1.02 PURCHASE PRICE.

     Seller shall sell, and Purchaser shall purchase the Lots based upon a per Lot price of *** (the "Purchase Price") for an estimated total of ***. The Purchase Price will be adjusted as needed if the number of lots changes. It is understood and agreed that the Purchase Price includes not only the price of the land but the cost to develop the Lots as single family residential lots to the point of being eligible for issuance of a building permit and so they otherwise meet all of the requirements of Substantial Completion defined in Section VII hereof.

     1.03 EARNEST MONEY.

     In consideration for the right to purchase the Lots granted herein by Seller to Purchaser, the Purchaser shall, within fourteen (14) days from the full execution of this Contract by both parties, including Purchaser's Corporate Approval (as defined in Section XX (p) below), deposit with *** (the "Title Company") the sum of *** in cash (the "Earnest Money Deposit"). The Title Company shall deposit the Earnest Money into a federally insured interest bearing account. If this Contract is terminated prior to the Closing, the Earnest Money, together with all interest earned thereon, shall be delivered to Seller or returned to Purchaser by the Title Company, in accordance with the applicable termination provision as elsewhere provided herein. At the Closing the Earnest Money shall be applied by the Title Company as a credit to the Purchase Price on behalf of Purchaser. Interest on the Earnest .Money shall be credited and paid to party that receives it (Seller at closing, Purchaser at refund).

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

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     If Purchaser fails to deposit the Earnest Money as required herein, and such failure continues for a period of ten (10) days after written notice from Seller, then either party may terminate this Contract by written notice to the other at any time prior to the deposit of the Earnest Money. If this Contract is so terminated, this Contract shall be deemed to have terminated as of the date that the Earnest Money was originally to have been deposited by Purchaser, and there shall be no remedy hereunder to either Seller or Purchaser other than the termination of this Contract.

II.  CONTINGENCIES.

     The obligation of Purchaser to purchase the Lots is subject to the satisfaction of the following conditions in the time frames noted below. If any one of these contingencies is not timely met this Contract shall, at the sole option of Purchaser, terminate. In the event of such termination, the Earnest Money, plus any interest earned thereon, will be promptly returned to Purchaser, and the Parties shall have no further obligation to each other.

     2.01 TITLE & TITLE COMMITMENT

     Within ten (10) days from the full execution of this Contract by Seller and Purchaser's representatives, excluding Corporate Approval, Seller will furnish to Purchaser a title commitment for an ALTA Owner's Title Policy with standard exceptions 1 through 6, the deletable portion of 7, deleted (the "Title Commitment") covering all of the Property and the Lots to be purchased by this Contract in an amount equal to the total Purchase Price, issued by the Title Company together with certified copies of all instruments reflected as exceptions therein, including, but not limited to, any easements, restrictions, reservations, terms, covenants, or conditions which may be applicable to or enforceable against any of the Lots. The Title Commitment will show that the Property is subject to the Permitted Encumbrances (as hereinafter defined). Purchaser shall have *** (the "Review Period") after receipt of the Title Commitment in which to examine same and notify Seller in writing of objection to same. Upon the expiration of said *** day period, Purchaser shall be deemed to have accepted all exceptions to title to the Property as shown on the Title Commitment, except for matters for which notification permitted herein has been given by Purchaser and except for the fact that Seller may not yet hold title to the Property. Seller represents and warrants that it shall be the owner of good and marketable fee simply title to the Property prior to the end of the Feasibility Period, and Purchaser need not object to the initial Title Commitment showing an entity other than Seller being in title. In the event of notification to Seller of objections by Purchaser, Seller may undertake to eliminate or modify such objectionable items to the reasonable satisfaction of Purchaser within ***, (the "Cure Period") after receipt of such notice of objections. In the event Seller has not cured, or chooses not to cure, objections of Purchaser within the Cure Period, Purchaser may, at its option, and as Purchaser's sole remedy, terminate this Contract by written notice to Seller at any time subsequent to the Cure Period. In such event, in addition to returning monies to Purchaser as required herein, Seller shall pay all costs, fees, and expenses payable to the Title Company, and neither party shall thereafter have any further duties, rights or obligations hereunder. Any exceptions accepted by Purchaser or not timely objected to as aforesaid shall be hereafter collectively referred to as "Permitted Encumbrances". Possession shall be delivered at Closing free and clear of all matters except the Permitted Encumbrances.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
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     2.02 FEASIBILITY

          (a) Purchaser shall have a period of up to *** days after the effective date of this Contract to inspect the Property and perform all necessary due diligence deemed necessary by Purchaser regarding the Property and its purchase of the Property ("Feasibility Period"). Within the Feasibility Period, if Purchaser in its sole judgment and discretion determines that the Property is suitable to Purchaser, Purchaser shall notify Seller in writing of Purchaser's intention to close the purchase of the Lots. Notwithstanding anything contained herein to the contrary, the written notice of Purchaser's intent to purchase the Lots ("Notice of Suitability"), and any Supplemental Notice of Suitability as described in
     Section 2.03 below, shall not be effective unless signed by one of the officers of Purchaser named in Article XX (p) herein. If Purchaser fails to send Seller a Notice of Suitability on or before the last day of said *** period or, if applicable, a Supplemental Notice of Suitability as described in Section 2.03, and such failure continues for a period of ten (10) days after written notice from Seller, this Contract shall automatically terminate and the Earnest Money will be returned to Purchaser.

          (b) Seller represents that it is in possession of the Property and can and will provide Purchaser and its consultants reasonable access to the Property during the Feasibility Period to conduct such tests and studies as Purchaser deems appropriate, provided that in no event (i) shall such tests or studies disrupt or disturb the ongoing operation of Seller's overall development of Spanish Trails adjacent to the Property, or (ii) shall Purchaser or its agents or representatives drill or bore on or through the surface of the Property without Seller's prior written consent, which consent shall not be unreasonably withheld. After making such tests and studies, Purchaser agrees promptly to restore the Property to its condition prior to such tests and studies. Purchaser agrees to indemnify and hold harmless the Seller from and against any mechanics or other liens or claims that may be filed or asserted against the Property or Seller by anyone performing any such work on Purchaser's behalf. Seller shall not be liable nor responsible for personal injury or property damage caused or occasioned by such tests and studies, and Purchaser shall indemnify and save Seller harmless from any loss, damage or claim resulting therefrom, irrespective of the termination of this Agreement.
_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
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

     2.03 DISCLOSURES.

     Seller agrees to provide copies of all existing soils studies, rock and/or basalt studies, environmental assessments, recommendations regarding geotechnical and environmental conditions, and evidence of compliance therewith, and a copy of the current grading and drainage plan (if any) within seven (7) days of the execution of this Contract by Seller and Purchaser's representatives, excluding Corporate Approval. Seller shall provide Purchaser with any new studies, assessments, recommendations and plans as they become available. To the extent Seller provides Purchaser with any such new disclosure document(s), Purchaser shall have the remainder of the Feasibility Period, or fourteen (14) days after receipt of any such new disclosure document(s), whichever is later, to determine, in its sole judgment and discretion whether such new disclosure document(s) affect(s) the suitability of the Lots. If a Notice of Suitability has already been sent, Purchaser shall provide Seller with a supplemental notice ("Supplemental Notice of Suitability") of Purchaser's continued intent to close the Purchase of the Lots, within fourteen (14) days of receipt of any such new disclosure document(s). All such disclosure documents shall remain the property of Seller until Closing. To comply with this Section 2.03, Seller may place the foregoing disclosure documents in a folder designated specifically for Purchaser's use on Seller's ***, and Seller shall provide Purchaser with access instructions to such folder. If this transaction does not close for any reason, Purchaser's access rights to the *** shall be terminated and Purchaser shall return to Seller all copies of such disclosure documents.

     2.04 PLATS, INFRASTRUCTURE AGREEMENTS AND GUARANTEES.

     Seller intends to file a replat (the "Replat") amending the Plat of the *** Subdivision to change lot lines to create the Lots and to accommodate Purchaser's home products and shall consult with Purchaser and obtain Purchaser's approval of the proposed replat prior to submission of the same to the City of Belen or Valencia County. Seller must obtain City or County approval for the replat, along with approval of any changes to its infrastructure lists, and provide copies of the same to Purchaser no later than ***.

     2.05 COVENANTS, CONDITIONS AND RESTRICTIONS.

     Seller has not yet recorded any covenants, conditions or restrictions (the "CCRs") against the Property and will not do so without prior review and reasonable approval of the same by Purchaser. Seller shall provide Purchaser with drafts thereof within ten (10) business days of the full execution of this Contract by Seller and Purchaser's representatives, excluding Corporate Approval, and the parties shall reach agreement with respect thereto prior to the expiration of the Feasibility Period. If Purchaser has not disapproved the CCRs proposed by Seller in writing prior to the expiration of the Feasibility Period, then this contingency shall be deemed to have been satisfied or waived.

     2.06 ENVIRONMENTAL ASSESSMENT

     Seller will provide to Purchaser *** copies of all Existing Environmental Reports (as defined in Section 19.02 hereof). Purchaser's obligation to close any Lot is contingent on Purchaser having obtained the Phase I report required in paragraph 19.03, which report is satisfactory to Purchaser in its sole discretion, and there having been no change in any environmental condition from that described in said report.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
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

     2.07 MORATORIUM.

     Purchaser's obligation to close any Lot is contingent on there being no moratorium as contemplated in Article IX.

     2.08 SURVEY.

     Purchaser's obligation to close its purchase of Lots is contingent on Purchaser being provided with an ALTA survey, certified to Purchaser and the Title Company, showing among other things that no part of any Lot on which it intends to construct a house is within the Army Corps of Engineers' 100-year flood plain, as determined by the Federal Insurance Administration. However, if any Lots have been removed from the 100-year flood plain, then a copy of the FEMA Letter of Map Revision or the FEMA Final Map Amendment certifying that said Lots have been removed from the FEMA Map will satisfy this requirement. Further, if Seller is unable to remove any Lot from the 100-year flood plain within the period required by Purchaser, then this Contract shall reduce automatically to the number of Lots not then removed from the FEMA Map. Purchaser shall order the survey no later than five (5) days after depositing its Earnest Money, but the Parties shall split the cost thereof 50150 at the Closing. If the transaction does not close for any Purchaser shall have 15 days from Purchaser has not disapproved the survey in writing prior to the expiration of the survey Feasibility Period, then this contingency shall be deemed to have been satisfied or waived.

     2.09 APPROVAL OF PLANS.

     Purchaser agrees to submit to Seller, within thirty (30) days of the execution of this Contract, including Corporate Approval, the plans and specifications (the "Plans") for each house it intends to build on the Lots. Seller agrees to not unreasonably withhold or delay its approval thereof. If any Plans are disapproved, Seller shall specify in writing the modifications that would be required in order to obtain its approval of the Plans by Seller. Purchaser shall be under no obligation to close any Lots until Seller has approved the Plans. After Seller has approved the Plans Purchaser may make minor modifications thereto without the need to seek further approval from Seller or from any homeowner's association or architectural control committee that may be created. In addition to Seller's approval, Seller shall cause its project engineer to provide Purchaser with a certificate, prior to the end of the Feasibility Period, confirming that the building pad size is sufficient to allow Purchaser's Plans to be built on the Lots in accordance with all applicable zoning , setback and grading requirements.

     2.10. GEO TECHNICAL REPORT.

     Not later than thirty (30) days after the execution of this Contract, excluding Corporate Approval, Seller shall provide Purchaser with a geo technical report by a qualified soils engineer, acceptable to Purchaser (the "Geo Technical Report"), setting forth the recommended earthwork for Spanish Trails and setting forth the results of a reputable soils testing laboratory's test results on the original condition of the soils, based on an appropriate number of borings, which shall be on a maximum of 200' centers at 20' depths, and concluding as to soils type and characteristics, plasticity index, and shrinks well factors, as well as recommendations to achieve soils conditions suitable for Purchaser's proposed foundation construction including an allowable bearing capacity of at least 1500 pounds per square foot. Any buried or foreign materials encountered, including fill, must also be disclosed in said report.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
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

     2.11 CONTINGENCIES TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to close is expressly contingent upon the occurrence, satisfaction or waiver by Seller of the following (the "Seller Contingencies") on or before the Closing Date, or any extensions thereof:

          a. The approval by applicable governmental authorities and the filing of the Replat with lot count and layout that matches Purchaser's design and engineering.


_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
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

          b. Seller's acquisition of the Property prior to the end of the Feasibility Period.

III. PROVISIONS WITH RESPECT TO CLOSING.

     3.01 CLOSING.

     The Title Company shall sign and date this Agreement on the space provided at the end of this Agreement, indicating that Escrow has been opened as of such date (the "Opening of Escrow"). The Closing of the purchase and sale of the Lots shall take place on a date mutually agreeable to Purchaser and Seller that is no later than *** , (the "Closing Date" or the "Close of Escrow"), provided all contingencies and conditions precedent to closing have been met and provided further that the Closing Date must occur on a Tuesday, Wednesday, or Thursday (a "Permitted Closing Day"). If the foregoing Closing Date would otherwise occur on a day that is not a Permitted Closing Day, the Closing Date shall be extended automatically to the next day that is a Permitted Closing Day. The Closing shall take place in the offices of the Title Company on a Permitted Closing Day. Provided the Seller is proceeding with reasonable diligence and in good faith to obtain approval of the Replat of the Property, the Closing shall be extended to a date which is *** days after governmental approval of the Replat. However, if the Replat has not been approved by ***, then either party may terminate this Contract by written notice to the other.

     3.02 SELLER'S OBLIGATIONS AT CLOSINGS.

          At Closing, Seller shall do the following:

          (a) Execute and deliver to Purchaser a general warranty deed, duly executed and acknowledged, conveying to Purchaser good and marketable fee simple title to all of the Lots, free and clear of all liens, claims, and encumbrances except the Permitted Encumbrances in accordance with Article II hereunder;

          (b) Deliver evidence that all ad valorem or other taxes for the Lots have been paid for the years prior to the year of the Closing, and pay or escrow with the Title Company all taxes for the Lots for the current year up to the date of Closing;

          (c) Deliver possession of the Property to Purchaser;

          (d) Pay Seller's closing costs as hereinafter specified;

          (e) Cause to be secured from Seller's lender, or other holder of any note or lien on said Lots, a properly executed and recordable release or partial release of lien for execution and delivery simultaneously with the deed of the Lots to Purchaser, or as soon thereafter as is reasonably possible;

          (f) Cause to be delivered to Purchaser a certification from a registered surveyor that iron pins have been staked by a registered surveyor and are visible at each Lot corner; and

          (g) Cause the Title Company to issue and advise Purchaser that it has issued an owner's fee policy of title insurance in the form contemplated herein, with standard exceptions 1 through 6, and the deletable portion of 7 deleted, in the amount of the Purchase Price for the Lots , insuring fee simple, good and marketable title to such Lots and right of access thereto in Purchaser, containing no exception other than the Permitted Encumbrances, and specifically with standard exceptions 1 through 6, and the deletable portion of 7 deleted, and without exception for rights of parties in possession, visible and apparent easements and portions of the Property lying within public or private roads.

     3.03 PURCHASER'S OBLIGATIONS AT CLOSING.

          At the Closing, Purchaser shall:

          (a) pay to Seller the Purchase Price in cash for the Lots;

          (b) provide evidence of Purchaser's authority to consummate this transaction; and

          (c) deliver any customary certificates and affidavits that may be required in the normal course by Title Company, in form and substance satisfactory to Title Company, duly executed by Purchaser;

     3.04 CLOSING COSTS.

     Seller shall pay the following costs and expenses in connection with the
Closing:

          (a) Seller's portion of the prorated taxes and fees (as provided below);

          (b) Seller's own attorney's fees;

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (c) *** the cost of the ALTA survey

          (d) The cost of a tax search fee charged by the Title Company, if any;

          (e) One half (1/2) the cost of any Title Company escrow fee;

          (f) All other incidental costs and fees not expressly provided for herein shall be paid for by Seller; and

          (g) The base premium for the standard owner's title insurance policy in the form contemplated herein.

     Purchaser shall pay the following costs and expenses in connection with each Closing:

     (a)  Purchaser's own attorney's fees;

          (b) Purchaser's portion of the prorated taxes and fees (as provided below);

          (c) The cost of recording the special warranty deed(s); and

          (d) One-half (112) the cost of any Title Company escrow fee.

          (e) The premiums for any endorsements specifically requested by Purchaser and any cost associated with the deletion of standard exceptions.

     3.05 PRORATION OF TAXES.

     Current ad valorem taxes shall be prorated on each Lot as of the date of the Closing. If the Lots are taxed as a part of a larger parcel, Seller shall, at closing, deposit in escrow with the Title Company sufficient funds to pay all of the taxes for the current period on the larger tax parcel. If such is the case, Purchaser's pro-rata share of the taxes shall be placed in such escrow.

     3.06 UTlLlTY EXPANSION AND WATER CONNECTION CHARGES.

     *** the New Mexico Water Services Company to reserve the availability of water and sanitary sewer to each Lot which is the subject of this Agreement. Seller will provide Purchaser with evidence of the Utility Reservation Payment, and written confirmation from the City and/or County, as applicable, acknowledging that said *** so that when Purchaser goes to get building permits it will not be asked to pay such charges again. Said evidence and confirmation shall be provided to Purchaser within five (5) days after such the Utility Reservation Payment is made. At the Closing, Purchaser shall reimburse Seller for the actual cost of the Utility Reservation Payment made by Seller for the Lots being closed.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

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

IV.  SUBDIVISION IMPROVEMENTS.

     4.01 SELLER'S OBLIGATIONS.

          (a) Seller shall *** based on lot layouts and designs reasonably approved by Purchaser within the times and in the manner provided for in this Contract.

          (b) Within *** days of the execution of this Contract, excluding Corporate Approval, Seller shall provide Purchaser with a specific landscape design for the subdivision within which the Property is located and designs for all entryway improvements, signage and amenities. The parties will have the Feasibility Period within which to come to an agreement regarding the same. The agreed upon designs shall be implemented by Seller at its sole expense.

          (c) Seller shall develop the Lots as more specifically set forth in
     Section VII below.

          (d) Seller agrees to keep all Lots not Closed by Purchaser, if any, as well as the entryway into and the street rights-of-way along, and all other portions of the Subdivision, in a neat, clean, and orderly manner, all at Seller's expense and will observe all laws, ordinances, regulations and restrictions affecting the Property.

          (e) Seller agrees not to create or incur any mortgage, lien, pledge or other encumbrance in any way affecting the Property, except for acquisition and development loans which will be satisfied on or before the Closing.

     4.02 PURCHASER'S SIGNAGE.

     Seller hereby grants Purchaser the right to erect a sign or signs, at such locations on the Property, and of such size and content, as mutually agreed to by the Parties, in connection with Purchaser's marketing of the Lots and improvements constructed thereon effective as of the full execution of this Contract, including Corporate Approval. This signage shall be subject to Seller's reasonable approval which will not be withheld unreasonably, and by the appropriate governmental agency.

V.   REMEDIES.

     5.01 SELLER'S REMEDIES.

         In the event that Seller shall fulfill all of Seller's obligations pursuant to this Contract and, should Purchaser breach any term of this Contract, Seller shall be entitled, as Seller's sole and exclusive remedy, to
(i) waive the contractual obligations of Purchaser in writing; (ii) extend the time for performance by such period of time as may be mutually agreed upon in writing by the Parties hereto; or (iii) terminate this Contract and retain or receive the Earnest Money and all accrued interest thereon then on deposit as liquidated damages for such default and not as a penalty, in which event the Parties shall be released herefrom and have no further rights, obligations, or responsibilities hereunder. Seller specifically waives any right to specific performance.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

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

     5.02 PURCHASER'S REMEDIES.

     If Seller defaults in performing Seller's obligations hereunder that are to be performed prior to Closing, for any reason other than Purchaser's default, Purchaser shall be entitled, as Purchaser's sole and exclusive remedy, to (i) waive the contractual obligations of Seller in writing; (ii) extend the time for performance by such period of time as may be mutually agreed upon in writing by the Parties hereto; (iii) terminate this Contract and receive a return of the Earnest Money then on deposit plus damages in the amount of its actual due diligence costs incurred, or $100,000, whichever is less; or (iv) enforce specific performance of this contract.

VI.  COMMISSION.

     6.01 Seller and Purchaser each hereby warrant and represent to the other that no brokers', agents', finders' fees or commissions, or other similar fees, are due or arising in connection with the entering into of this Contract, the sale and purchase of the Property, or the consummation of transactions contemplated herein; and Seller and Purchaser each hereby agree to indemnify and hold the other harmless from and against all liability, loss, cost, damage, or expense (including but not limited to attorneys' fees and costs of litigation) which the other party shall suffer or incur because of any claim by a broker, agent, or finder claiming by, through, or under such indemnifying party, whether or not such claim is meritorious, for any compensation with respect to the entering into of this Contract, the sale and purchase of the Property, or the consummation of the transactions contemplated herein.

     6.02 Purchaser is hereby notified and acknowledges that Fred M. Montano and Real Estate Services, Inc. are shareholders of Falcon Ridge Development, Inc., which is the sole member of Seller. Fred Montano is manager of Seller, and is a licensed New Mexico real estate broker, and that through his affiliation with Seller, he has caused Seller to enter into this transaction with the intent to generate a monetary gain or profit.

VII. SUBSTANTIAL COMPLETION.

     "Substantial Completion", with respect to each of the Lots, is defined to mean the date that documents evidencing, to Purchaser's reasonable satisfaction, that each and all of the requirements listed below have been met are delivered to Purchaser:

          (a) The following Final Subdivision *** which have been approved by Purchaser and by all applicable governmental agencies and recorded in the official records for the County and/or other municipality or applicable governmental agency:

     1.   One (1) mylar of the Final Replat;

     2.   Two (2) recorded Final Replats;

     3.   One (I) full-sized copy of the Final Replat;

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

     4. Electronic copies of the final plat, in AutoCAD R14 (or newer) format, conveyed to Purchaser via CD ROM, e-mail or placed on the FTP Site; and

     5. Electronic copies of the Subdivision improvement construction plans, in AutoCADR14 (or newer) format, conveyed to Purchaser via CD ROM, e-mail, or placed on the FTP Site and

     6.   Two (2) copies of the final address map

          (b) A set of "As Built" construction plans showing water, sewer, storm drainage, top of curb elevations at all property line intersects, PC's, PT's, angle permits and curb returns, pad elevations and utility layouts to be provided to Seller by Project Engineer.

          (c ) The recorded Deed Restrictions/Restrictive Covenants, if any, which shall be in a form and substance approved by Seller and Purchaser;

          (d) The Final Acceptance Letters evidencing that the City, County, or appropriate governmental agency or utility company has accepted for permanent operation and maintenance (subject to Seller's one year warranty) all the streets, water lines, sanitary sewer, and storm sewers for the
     Lots:

          (e) Written certification to Purchaser, from the Seller's project engineer, that operable water and sewer taps are available to each of the Lots;

          (f) The Lots shall be cleared both above and below ground of any trash, debris, brush and other materials, and all easements and rights-of-way have been graded, seeded and stabilized as may be required by all applicable governmental authorities.

          (g) Written certification to Purchaser from Seller's project engineer that building permits are obtainable from the appropriate governmental agencies for the construction of single-family houses on the Lots;

          (h) Notwithstanding any other provision of this Contract, Seller shall not be responsible for any grade or compaction modifications which occur after the Closing, or for construction of sidewalks or interior privacy walls. After the Closing, Purchaser shall construct at its own expense all interior privacy walls and front sidewalks contiguous to Lots (the "Purchaser Improvements") as required by the Restrictive Covenants or by any ordinance, or regulation of the City or County, or by any statute, ordinance or regulation of any other Governmental Authority. If any Lot has frontage on two interior streets, Purchaser shall construct sidewalks adjacent to each street. All Purchaser Improvements shall be completed no later than the issuance by the City or County of a certificate of occupancy for the dwelling on each respective Lot. Seller may be required to enter into a Subdivision Improvement Agreement ("SIA) with the City or County to guaranty construction of the sidewalks. If Purchaser has not completed construction of the sidewalks adjacent to the Lots by the expiration date

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________
     of the SIA, Purchaser shall extend the SIA as it relates to the Lots, shall substitute its own financial guarantee to the City or County for the unfinished work related to the Lots, shall obtain a release of Seller's financial guarantee related to the Lots, and shall indemnify and save Seller harmless for the costs related to such work. If Purchaser fails or refuses to timely construct the sidewalks as provided in this Paragraph after 30 days written notice from Seller, Seller may, but shall not be obligated, to construct the sidewalks and may collect the cost thereof from the Purchaser, including interest at the statutory rate and reasonable attorneys fees incurred by Seller in enforcing this provision. The provisions of this Paragraph VII (h) shall survive the Closing.

          (i) Written certification to Purchaser, from the Seller's project engineer, that the Lots are served by permanent underground electricity, all transformers are set, in accordance with utility approved plans and specifications;

          (j) Written certification to Purchaser, from Seller's project engineer, that all telephone and cable television improvements are in place and that all Lots can be served with underground telephone and cable television service, together with a letter from the telephone and cable television companies that the Lots will be served with telephone and cable television service;

          (k) A copy of the plans for the underground electric, telephone, cable tv, and gas distribution system;

          (l) Written certification to Purchaser, from a professional geotechnical engineer, retained by Seller and approved by Purchaser, indicating that all of the earthwork on all Lots satisfies or exceeds the requirements of the Geotechnical Report posted on the FTP Site pursuant to paragraph 2.1 0, and satisfies or exceeds the requirements of the City, and that the completed lots are suitable to allow the use of floating slabs for residential units to be constructed thereon. Copies of all compaction test reports and reports for any other tests administered for the Lots;

          (m) Written certification to Purchaser, from Seller's project engineer a licensed surveyor, that iron pins and have been staked by a professional surveyor and are visible at adjoining property lines and referenced with a scribed point or nail in the gutter pan;

          (n) Written certification to Purchaser, from Seller's project engineer, of street lights and street signs, as required by the appropriate governmental agency;

          (o) Written certification to Purchaser, from Seller's project engineer, of the installation of natural gas service stuff-outs to each Lot;

          (p) Written certification to Purchaser, from Seller's project engineer, that the Subdivision has been graded in accordance with plans approved by all governmental authorities with jurisdiction over the Property and all grading and drainage complies with such plans and all laws, rules and regulations pertaining thereto and the Lots are graded and building pads are constructed in accordance with Article XIV hereunder;

          (q) Written certification to Purchaser, from Seller's project engineer that, all of the plans and designs contemplated in Articles IV hereof and all improvements and work contemplated therein have been completed;

          (r) Written certification from Seller's project engineer, that all on and off-site improvements required by the City have been completed and all punch list items from the City have been completed;

          (s) Seller shall have completed the perimeter, retaining and garden walls described in the attached wall exhibit, Exhibit D hereto.

          (t) Seller shall have completed the landscaping and entry way improvements, described in Section 4.01 (b).

     Upon satisfying all requirements of this Section VII, Seller shall send written notice to Purchaser. The Substantial Completion Date shall be the date of Seller's written notice, so long as it is accompanied by written evidence of completion of each of the above items, and provided that all requirements of this paragraph have been met to Purchaser's reasonable satisfaction.

     Seller shall be diligent and use Seller's good faith efforts to achieve the Substantial Completion requirements by ***. If Seller materially breaches this
Section VII by failing to materially satisfy any of its requirements by ***, Purchaser may send written notice to Seller of such breach, which notice shall set forth with specificity the requirements which Purchaser believes have not been met, and Seller shall have thirty (30) days after receipt of such notice within which to cure. If Seller is unable or unwilling to cure, Purchaser shall have the right in addition to its other remedies set forth in this Contract and at Purchaser's sole discretion to terminate the Contract or Purchaser may extend the date for Seller's achievement of Substantial Completion for one or more periods not exceeding, in the aggregate, ***. If Purchaser chooses to terminate the Contract (whether at the time Seller is unable or unwilling to cure its failure to reach Substantial Completion, or after any extension of the substantial-completion date shall be entitled to the immediate return of thereon.

VIII. NOTICE AND RIGHT TO CURE.

     Each party shall be entitled to written notice of any default and shall have thirty (30) days from receipt of such notice to cure or begin process to cure such default prior to the exercise of any remedy provided herein. In the case of a default by Purchaser, in addition to the persons entitled to notice, as set forth in Article XVIII, Seller shall send a copy of any default notice to Purchaser's corporate offices as follows: Ted Harbour, D. R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102 and Bob Coltin, D. R. Horton, Inc., 7001 N. Scottsdale Road, Suite 2050, Scottsdale, AZ, 85243. Seller and Purchaser agree to cooperate with each other in any and all attempts by a defaulting party to cure any default within the default cure period.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

IX.  MORATORIUM.

     If any state, county, city, public school district, or governmental agency declares or effects any moratorium on the issuance of building permits for the construction of houses, or Certificates of Occupancy for those houses, or the purchase of sewer and/or water taps and/or public school attendance rights, which moratorium is applicable to the Property or any portion thereof, and, as a result of such moratorium, the state, county, school district, or any other governmental agency will not issue permits for the construction and/or purchase of sewer and/or water taps for houses to be erected upon the Property or building permits for the construction of houses or Certificates of Occupancy for those houses, or will not permit attendance in the School District attendance zone in effect as of the date hereof, then, in such event, Purchaser's obligations to purchase the Lots shall abate. Upon the discontinuation of any such moratorium, Purchaser's obligations shall resume as of that date and continue as per the provisions of this Contract. If, however, such moratorium shall last longer than ninety (90) days, Seller or Purchaser shall each have the right, but not the obligation, to terminate this Contract. In the event of such termination by either Seller or Purchaser, the Earnest Money then on deposit shall be refunded to Purchaser.

X.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby makes the following representations and warranties, which shall be true as of the Substantial Completion Date, or as of the Closing Date, and which shall survive the Closing for a period of one (1) year:

          (a) Prior to the end of the Feasibility Period and before commencing any onsite development of the Property Seller shall be the owner of title to the Lots in fee simple;

          (b) Seller has the full right, power, and authority to execute, deliver, and perform this Contract without obtaining any consents or approval from, or taking any other actions with respect to, any third parties, (or if any such consents, approvals, or other actions are required, the same shall be accomplished prior to the Closing), and this Contract, when executed and delivered by Seller and Purchaser, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms.

          (c) All requisite company action has been taken by Seller in connection with making and entering into this Contract and the consummation of the transactions contemplated herein. If any of Seller's representations and warranties set forth in Article X are untrue in any material respect, Purchaser may terminate this Contract by delivering notice to Seller and may avail itself of any other remedy set forth herein specifically including the right to seek damages.

          (d) Seller has complied with all applicable laws, ordinances, regulations, and restrictions relating to the Lots;

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (e) There are no parties in possession of any portion of the Lots as lessees, tenants at sufferance, or trespassers;

          (f) There is no pending or threatened condemnation or similar proceeding or special assessment or federal forfeiture action affecting the Lots, or any part thereof, nor, to the actual knowledge of Seller, is any such proceeding, assessment or action contemplated by any governmental agency. As used herein, the term "Governmental Agency" shall mean the United States, the State of New Mexico, the County and City (if any) in which the Lots are located, and any agency, department, commission, board, bureau or instrumentality of any of them;

          (g) There are no unpaid charges, debts, liabilities, claims, or obligations arising from the construction, occupancy, ownership, use, or operation of the Lots;

          (h) The Lots will have full and free access to and from public streets, and Seller has no actual knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of such access;

          (i) All municipal and utility services of all Governmental Agencies are available to the Lots and are sufficient for service to the Lots for single-family houses;

          (j) To the best of Seller's knowledge, there is no change contemplated in any applicable law or any judicial or administrative action which has not been disclosed in writing to Purchaser by Seller which would prevent, limit, impede, or render more costly Purchaser's contemplated use of the Lots;

          (k) At the time of Closing, no developer-related charges or assessments for public improvements or otherwise which would have been made against the Lots will remain unpaid, including, without limitation, those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs;

          (l) Seller is not a "foreign person", as defined in recent amendments to the Internal Revenue Code and, prior to the first Closing contemplated under this Contract, agrees to provide to Purchaser an affidavit to that effect containing Seller's United States taxpayer identification number;

          (m) All Lots under Contract to Purchaser conform to the appropriate Governmental Agency's subdivision standards for property of this type;

          (n) Seller shall provide to Purchaser written certification from a registered professional engineer that all improvements to the Lots are constructed according to the requirements of all applicable Governmental Agencies. Should any revisions become necessary, Seller shall immediately notify Purchaser of any and all changes and simultaneously refile and re-record all necessary data with the appropriate Governmental Agency, with copies being sent to Purchaser;

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (o) Within a reasonable time after obtaining knowledge of the institution of any proceedings for the condemnation of the Lots or any portion thereof, or any other proceedings arising out of injury or damage to the Lots or any portion thereof, Seller will notify Purchaser of the pendency of such proceedings;

          (p) Seller has complied with, and has no actual knowledge of, any violation, condition, or any action which with the passing of time or giving of notice would be deemed a violation of any and all applicable laws, Hazardous Substance Laws, ordinances, regulations, statutes, codes, rules, orders, decrees, determinations, covenants, and restrictions relating to the Lots and every part thereof (hereinafter collectively referred to as the "Applicable Laws"), including those promulgated or imposed by the FHA, the VA, and any other agency, department, commission, board, bureau, or instrumentality of any governmental authority of the United States, the State of New Mexico, the County, the City, or any other local authority or any board of fire underwriters (or any other body authorized to exercise any similar function). Furthermore, Seller has no actual knowledge that any default or breach exists, or as of Closing will exist, under any of the covenants, conditions, restrictions, rights-of-way, or easements affecting the Lots or any portion thereof;

          (q) Other than park and utility impact fees paid by Purchaser at the time of building permit, there is no commitment to or requirement by any governmental authority, utility company, school board, church or other religious body, homeowners association, or any other organization, group or individual relating to the Property which would impose an obligation on Purchaser or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property, other than homeowner association dues or fees and assessments by the Valley Improvement Association to be paid by Purchaser's homebuyers; and

          (r) To the best of Sellers knowledge, the Property contains no threatened, endangered or protected species or habitats or any items of archaeological significance as defined by applicable state, local or federal law.

          (s) When used anywhere in this Contract, the term "knowledge" with regard to Seller means the current actual knowledge of Fred M. Montana, the Manager of Seller, and no other representative of Seller. Seller hereby recommends that Purchaser conduct a full and complete investigation of the Property during the Inspection Period, including the foregoing matters.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (t) Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS CONTRACT, SELLER DOES NOT MAKE AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS OF ANY KIND WITH RESPECT TO THE PROPERTY, AND AT CLOSING, SELLER SHALL SELL TO PURCHASER, AND PURCHASER SHALL ACCEPT FROM SELLER, THE PROPERTY, IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OTHER THAN AS EXPRESSLY SET FORTH HERE IN AND IN THE WARRANTY OF TITLE IN THE GENERAL WARRANTY DEED. THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING.

XI.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

          (a) Purchaser has the full right, power, and authority to purchase the Lots from Seller as provided in this Contract and to carry out its obligations hereunder; and all required action necessary to authorize Purchaser to enter into this Contract and to carry out its obligations hereunder has been or will have been taken prior to the Closing Date;

          (b) There are no attachments, executions, or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor-relief laws pending or threatened against Purchaser; and

          (c) Purchaser will comply with all applicable laws, ordinances, regulations, statutes, rules, and restrictions relating to the Recorded Final Plat.

XII. DELIBERATELY OMITTED.

XIII. DELIBERATELY OMITTED.

XIV. LOT GRADING.

     Within five (5) days of the execution of this Agreement, excluding Corporate Approval, Seller shall arrange to allow Purchaser to meet with Seller's engineer to agree on lot standards that will be used in preparing Seller's grading and drainage plan. Seller shall thereafter provide Purchaser with the completed grading and drainage plan for review and approval. After the grading and drainage plan has been reviewed and approved by Purchaser, it shall be the obligation of Seller to implement the plan, at Seller's sole cost and expense, and to carry out the actual final approval, if any, required by the City.

     The grading of each Lot shall be accomplished in such a manner that each Lot shall have:

          (a) Swales cut to the City or County standards on each Lot in accordance with the construction grading plan approved by Purchaser;

          (b) Grading elevations within plus or minus one-tenth of a foot at the center corners of each building pad (hereinafter defined) and at the corners of each Lot as noted on the lot grading plan;

          (c) No debris or other detrimental material except Purchaser's construction materials;

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (d) Fronts, sides and backs of each Lot graded in compliance with the grading plan approved by Purchaser;

          (e) Sidewalk areas and right-of-way areas graded with a minimal slope from the property line to 6" below the top of the curb or what minimal slope the City or County will allow; and

          (f) A construction area that is benched, constructed, and compacted in accordance with the Geotech recommendations and otherwise suitable to allow the use of a monolithic slab or stem wall foundation and with a net buildable dimension as agreed to by the parties during the platting process for the applicable Phase (the "Building Pad").

          (g) All earthwork shall be in accordance with the recommendations of the Geo Technical Report and shall be monitored for compliance by the geotechnical engineer.

          (h) If on-lot ponding is required, ponds shall be located a minimum of ten (10) feet from the Building Pad, or such further distance as may be recommended in the Geo Technical Report.

XV.  WALLS.

     Seller will be responsible for construction of any retaining walls required by the construction grading plan, and will construct all such walls in accordance with the subdivision standards established by the City or County. All such walls shall be built to the full height required by the City or County. Seller shall also be responsible for constructing a Subdivision perimeter wall around the Subdivision as shown in the wall exhibit attached hereto as Exhibit D.

XVI  . WATER METER BOXES AND ELECTRICAL SERVICE.

     When all water meter boxes and electrical connections have been set, Seller's engineers shall certify to Purchaser that all such connections and boxes have been set correctly. After such certification, Purchaser shall be responsible for Purchaser's damage to all items so certified, and shall repair the damaged water meter boxes and electrical connections, and Purchaser shall be responsible for their replacement, if necessary. Pursuant to Article VII of this Contract, Seller shall be responsible for the payment and installation of permanent underground electrical service to all Lots.

XVII. SALES TRAILER.

     Purchaser shall be allowed to place a sales trailer on a portion of the Property as agreed by the parties after the date hereof, provided that the sales trailer complies with appropriate Governmental Agencies' requirements.

XVIII. NOTICE.

     Any notice authorized, required, or permitted to be given hereunder shall be deemed to have been given upon the depositing of such notice in the United States mail, postage prepaid, certified mail or registered mail, return receipt requested, and properly addressed to the party to be notified at the following address:

         If to Seller:              Spanish Trails, LLC
                                    5111 Juan Tabo, NE
                                    Albuquerque, NM 87111
                                    Attn: Fred Montano
                                    Telephone: 5051856-6043

         With a copy to:            Espinosa & Associates, PC
                                    7770 Jefferson NE #I00
                                    Albuquerque, New Mexico 87109-4359
                                    Attn: Leonard Espinosa
                                    Telephone: 5051242-5656
                                    Facsimile: 5051242-9869

         If to Purchaser:           DR Horton, Inc.
                                    4400 Alameda NE, Bldg. B
                                    Albuquerque, New Mexico 871 13
                                    Telephone: 505-797-4245
                                    Facsimile: 505-797-9881
                                    Attn: Richard Bressan

         With a copy to:            DR Horton, Inc.
                                    DR Horton Tower
                                    301 Commerce Street, Suite 500
                                    Fort Worth, Texas 76102
                                    Telephone: 817-390-8200
                                    Facsimile: 817-390-1 704
                                    Attn: James M. Peebles, Jr.

         With a copy to:            Landry & Ludewig, LLP
                                    1007 Marquette NW
                                    Albuquerque, New Mexico 871 02
                                    505/243-6 100
                                    505/243-8255
                                    Attn: Margaret C. Ludewig

     It is provided, however, that the Parties hereto may, from time to time and at any time, change their respective addresses upon the giving of ten (10) days' written notice to the other party of such change of address in the manner as aforesaid.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

XIX. ENVIRONMENTAL.

     19.01 Representation and Warranty.

     Seller hereby represents and warrants to Purchaser that except as otherwise may be set forth in the Existing Environmental Reports (hereinafter defined):
(i) neither Seller nor, to the Seller's actual knowledge, any previous owner of the Property or any other person or entity has ever used, generated, processed, stored, disposed of, released or discharged any Hazardous Substance on, under, or about the Property or transported it to or from the Property, nor, to the Seller's actual knowledge, has any party ever alleged that any such activities have occurred; and (ii) to the best of Seller's actual knowledge, no use by Seller, any prior owner of the Property, or any other person or entity, has occurred which violates or has been alleged by any party to violate any applicable Environmental Law, and the Property is not on any "Superfund" list under any applicable Environmental Law, nor is it subject to any lien related to any environmental matter. As used in this Contract, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous constituents, 1011 212005 radon and urea formaldehyde), and any other similar substances or materials which are included or regulated by any local, state, or Federal law, rule, or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, as amended the New Mexico Ground Water Protection Act, the New Mexico Solid Waste Act, the New Mexico Hazardous Waste Act, and the New Mexico Quality Control Act (collectively, "Environmental Laws"). In the event Seller has breached the representations and warranties in this paragraph, Seller shall indemnify and hold Purchaser, its successors and assigns, harmless from and against all fines and penalties and liabilities, including all foreseeable and unforeseeable consequential damages, any other damages, costs and losses, including reasonable attorneys' fees, directly or indirectly and in whole or in part arising out of or attributable to Hazardous Substances existing beneath or on the surface of the Property on or prior to any Closing or the migration thereof within or from the Property at any time, whether before or after any Closing, including without limitation the cost of any remedial, removal, response, abatement, clean-up, investigative and monitoring costs, and any other related costs and expenses. Notwithstanding anything to the contrary contained herein, the representations and warranties in this paragraph shall be deemed remade as to each Lot as of the Closing, and such representations and warranties and the indemnification provisions in this paragraph shall survive Closing and shall not be merged therein. Notwithstanding anything to the contrary contained herein, the representations and warranties in this paragraph shall be deemed remade as to each Lot as of the Closing , and such representations and warranties and the indemnification provisions in this paragraph shall survive Closing for a period of one year and shall not be merged therein.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

     19.02 Existing Environmental Reports.

     Seller shall, within fifteen (15) days after the date hereof, provide to Purchaser copies of all reports, studies, and other materials which Seller possesses or controls which pertain to the environmental condition of the Property and the property in the vicinity of the Property, or the same may be posted on the FTP Site (collectively, the "Existing Environmental Reports").

     19.03 Subsequent Environmental Reports.

     Purchaser's obligation to close each Lot hereunder is expressly conditioned upon: (i) Purchaser's receipt, at Purchaser's expense, of an environmental engineering report (or reports) acceptable to Purchaser, in Purchaser's discretion, in light of its intended use of the Property, with regard to the existence, generation, processing, storing, disposal, release or discharge of any Hazardous Substances, from, on, under, about, or in the vicinity of the Property and Environmental Laws relating to Hazardous Substances affecting the Property, and with regard to the presence of any threatened, endangered or protected species or habitats or items of archaeological significance, which investigation is commonly referred to as a "Category I", "Phase I", or "Level I" environmental audit ("Phase I"), which report(s) have been prepared or updated to no more than six (6) months prior to the Substantial Completion Date for the Lots to be closed at the Initial Closing, and such further investigations and/or reports as Purchaser may require due to the results obtained in the Phase 1 (collectively, the "Subsequent Environmental Reports"); and (ii) Purchaser's satisfaction with the results of the foregoing investigations(s) and report(s). In the event Purchaser is not satisfied with the results of such investigation(s) and report(s), Purchaser may terminate this Contract as to any or all of the Property and, if terminated as to all the Property, the Earnest Money (less $100.00 which will be paid to Seller) shall be returned to Purchaser. Purchaser's obligation to close each Lot hereunder is expressly conditioned upon there having been no change in the condition of the Property or the property in the vicinity of the Property as such condition was reflected in such investigation(s) and report(s).

XX.  MISCELLANEOUS PROVISIONS.

          (a) Deliberately omitted.

          (b) The terms, provisions, warranties, representations, covenants, and agreements contained in this Contract shall apply to, be binding upon, and inure to the benefit of, the Parties hereto and their respective legal representatives, successors, and assigns.

          (c) Time is of the essence in the performance of this Contract.

          (d) The Parties will each cooperate with each other, their employees, and agents to facilitate the purchase of Lots by Purchaser under the terms and conditions herein set forth.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (e) This Contract shall be governed and interpreted under the laws of the State of New Mexico.

          (f) The paragraph headings used in this Contract are for convenience purposes only, and shall not be used in the interpretation of this Contract.

          (g) All exhibits attached hereto are incorporated herein by reference and made a part of this Contract.

          (h) Failure of either party to insist in any one or more instances upon the performance of any of the covenants, agreements, and/or conditions of this Contract, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such covenant or condition, unless otherwise provided in this Contract.

          (i) This Contract contains the entire agreement between the Parties relating to the Lots, and neither party shall be bound by any verbal statement or agreement made heretofore. This Contract cannot be varied and no waiver shall occur except by written agreement executed by the Parties.

          (j) All of the representations, warranties, covenants, and agreements made by Seller and by Purchaser shall survive the Closing(s) for a period of one year and shall not be merged therein for the benefit of Purchaser and Seller and their respective legal representatives, successors, and assigns.

          (k) In the event the Seller or Purchaser breaches any of the terms, provisions, warranties, representations, covenants, or agreements contained in this Contract and Seller and Purchaser become involved in litigation with regard to breach hereof, the prevailing party shall be entitled to be paid its reasonable attorneys' fees. The prevailing party is the party who receives substantially the relief sought, whether by judgment, summary judgment, dismissal, settlement or otherwise.

          (l) Nothing contained herein is intended to create, nor shall it ever be construed to make, Seller and Purchaser partners or joint venturers.

          (m) The provisions of this Contract are severable, and if any provision or part hereof or the application thereof to any person or circumstance shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Contract and the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby.

          (n) The term, "date of this Contract", or "date hereof", or "effective date of this Contract", as used herein, shall mean the later of the following dates: (1) the date of Seller's signature, or; (2) the date of Purchaser's signature, without the Corporate Approval of the Purchaser.

          (o) Purchaser shall not have the right to sell, assign, or transfer this Contract without the prior written approval of Seller. Any assignment in violation of this paragraph shall not be binding on Seller.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

          (p) I NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER THIS CONTRACT NOR ANY AMENDMENT HERETO SHALL BE A VALID AND ENFORCEABLE OBLIGATION OF PURCHASER UNLESS THE CONTRACT OR AMENDMENT IS EXECUTED BY EITHER ONE OF DONALD R. HORTON, DONALD J. TOMNITZ , SAMUEL R. FULLER, BILL WHEAT, STACEY DWYER OR FRANK T. DAVIS, OFFICERS OF THE PURCHASER, WITHIN FIFTEEN (15) DAYS OF THE EXECUTION OF THIS CONTRACT OR AMENDMENT BY SELLER AND PURCHASER'S REPRESENTATIVES. AS USED IN THIS CONTRACT, THE TERM "CORPORATE APPROVAL" SHALL MEAN EXECUTION OF THIS CONTRACT BY PURCHASER IN ACCORDANCE WITH THIS PARAGRAPH.

          (q) This Contract shall constitute escrow instructions to the Title Company, together with such modifications thereto as may be made by supplementary escrow instructions.

          (r) Each party hereto will, promptly upon the request of the other, execute a memorandum of this Contract in the form attached hereto as Exhibit B, which may be recorded by either party in the Valencia County real estate records.

          (s) Each party agrees that they are and shall be responsible for complying with all applicable federal, state and local laws, ordinances and regulations with regard to storm water pollution prevention in connection with Tracts or Lots they own. Each party shall develop, prepare and manage an appropriate Notice of Intent and a Storm Water Pollution Prevention Plan ("SWPPP"), and appropriate modifications and amendments thereto, in accordance with the National Pollutant Discharge Elimination System ("NPDES") General Permit for Construction Activity for any of the Tracts or Lots which it owns and are the subject of this Agreement.

          (t) In order to assist Purchaser in complying with FASB Interpretation No. 46 (Consolidation of Variable Interest Entities), Seller agrees to provide Purchaser with all information reasonably requested from time to time by Purchaser to assist it in the preparation of its quarterly and annual financial statements. This will generally include information relating to the legal structure of Seller, the nature and amount of assets (including the Property) owned by Seller and the nature and amount of indebtedness secured by those assets. Promptly after the execution of this Agreement, Seller shall complete an initial questionnaire in the form attached hereto as Exhibit C.

     IN WITNESS WHEREOF, the Parties hereto have executed this Contract in multiple copies, each of which shall be deemed to be an original, on the dates set forth below.

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

     SELLER:                               PURCHASER:

     Spanish Trails, LLC                   DR Horton, Inc.
     51 11 Juan Tabo, NE                   4400 Alameda NE, Bldg. B
     Albuquerque, NM 871 11                Albuquerque, NM 87113
     Telephone: 5051856-60443              Telephone: 505/797/9881
     Facsimile: Same                       Facsimile: 505/797/9881
     Attn: Fred Montano                    Attn: Richard Bressan

     Spanish Trails, LLC:                  DR Horton, Inc.:


     /s/ Fred Montano                      /s/ Mark Ferguson
     -------------------------------       -----------------------------------
     Fred Montano, Its Manager             Mark Ferguson, Its Division President

     10-11-05                              10-11-05
     -------------------------------       -----------------------------------
     DATE OF EXECUTION                     DATE OF EXECUTION


     TITLE COMPANY:                        CORPORATE APPROVAL:

     Fidelity National Title Co.

     BY  /s/ Virginia Mclntyre             By: /s/ Frank T. Davis
        ----------------------------          ----------------------------------
     6745-C Academy Road NE                   Frank T. Davis, Regional President
     Albuquerque, New Mexico, 87109
     Telephone: 5051858-1 295
                                           -------------------------------------
     Facsimile: 5051858-1 693              DATE OF EXECUTION
     Attn: Virginia Mclntyre

     BY /s/ Virginia Mclntyre
        ----------------------------
        Virginia Mclntyre

     DATE OF EXECUTION


_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

Exhibits:
Exhibit A-1:      Depiction of property
Exhibit A-2       Survey
Exhibit B:        Memorandum of Contract
Exhibit C:        FASB Interpretation 46
Exhibit D:        Wall exhibit

                                   Exhibit A-1

                                    (Graphic)

                                   Exhibit A-2

Attach SURVEY

                                   EXHIBIT "B"
                             Memorandum of Contract

     THIS MEMORANDUM of Contract regarding the Purchase Agreement (the "Contract") dated effective as of the ____ day of ________________, 2005, by and between Spanish Trails, LLC, a New Mexico limited liability company ("Seller") and DR Horton, Inc., a Delaware corporation ("Purchaser").

     1. For and in consideration of *** and other good and valuable consideration by Purchaser to Seller, and in further consideration of the agreements, covenants and conditions more particularly set forth in the Contract, Seller has agreed to sell to Purchaser *** fully developed lots in the Spanish trails master planned community located in Belen, New Mexico, as more particularly described in Exhibit A attached hereto and made a part hereof.

     2. The Contract provides for the closing based on certain conditions precedent having been met.

     3. It is agreed that in the event the Contract is amended or supplemented by written instrument executed by Seller and Purchaser, or in the event that the Contract shall be amended, assigned, or terminated in any manner permitted under the terms thereof, then without further act and instrument whatsoever this Memorandum shall likewise, and to the same effect, be deemed to be amended, or terminated, as the case may be.

     4. The address of the Seller for notification purposes under the Contract is Spanish Trails, LLC, c/o Fred Montano, 51 11 Juan Tabo NE, Albuquerque, New Mexico 871 11, with a copy to Leonard Espinosa, Espinosa & Associates, PC, 7770 Jefferson NE, Albuquerque, New Mexico 871094359, the address for the Purchaser for such purposes is DR Horton, Inc., c/o Richard Bressan, 4400 Alameda NE, Bldg. B, Albuquerque, New Mexico 871 13, with a copy to Margaret C. Ludewig, Landry & Ludewig, LLP, 1007 Marquette NW, Albuquerque, New Mexico 871 02.

     5. This Memorandum is executed for the purpose of recording the same in the records of Valencia County, New Mexico. This Memorandum shall not in any way modify, supplement or abridge the Contract or any of its provisions as the same are now or may hereafter be in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Memorandum on the first date written above.

DR Horton, Inc.,                         Spanish Trails, LLC,
a Delaware corporation,+'              a New Mexico Limited Liability Company


By: /s/ Mark Ferguson                  By: /s/ Fred Montano
    --------------------------------       -------------------------------------
    Mark Ferguson                          Fred Montano
Its Division President                 Its Manager

Dated:                                 Dated
       -----------------------------         -----------------------------------

_______________

***Denotes omission of information pursuant to a request for confidential treatment. An copy of this agreement which includes the omitted information has been filed separately with the Securities and Exchange Commission.
_______________

STATE OF NEW MEXICO                 )
                                    )ss.
COUNTY OF BERNALILLO                )

     This instrument was acknowledged before me this _______ day of _____________, 2005, by Mark Ferguson, Division President of D.R. Horton, Inc., a Delaware corporation, on behalf of said corporation.


                                                              Notary Public
My Commission Expires:
                       ---------------------






STATE OF NEW MEXICO                 )
                                    )ss.
COUNTY OF BERNALILLO                )

         This instrument was acknowledged before me this 11th day of October, 2005, by Fred Montano, Manager of Spanish Trails, LLC, a New Mexico limited liability company, on behalf of said company.

                                                   /s/ Karen Y. Duran
                                                   ---------------------------
                                                   Notary Public
My Commission Expires: October 13, 2006

                                    EXHIBIT A

                                    (Graphic)

                                   Exhibit "C"
                   Seller's Questionnaire for Compliance with
                           FASB lnterpretation No. 46

In connection with Buyer's compliance with FASB lnterpretation No. 46 (Consolidation of Variable Interest Entities) ("FIN 467, Seller must complete the following questionnaire in order for Buyer and its affiliates to determine Buyer's accounting treatment of its interests related to the land purchase or option contract with Seller (the "Purchase Agreement").

1.   Land Seller's legal entity name: Spanish Trails, LLC

2. Land Seller's legal structure (e.g., corporation, LLC, limited partnership, general partnership, or individual): Limited Liability Company

3. Does Seller's legal entity own any assets other than the land subject to the Purchase Agreement? Yes (Yes or No)

     (a) If yes, what percentage of the total fair value of the assets owned by Seller's legal entity did the value of the land under the Purchase Agreement represent at the date the Purchase Agreement was entered into? ***%

     (b) If yes, please summarize the total asset dollar values by category (i.e., land subject to the Purchase Agreement, other real estate assets, cash, receivables, personal property and equipment, other, etc.): ***

4. Does Seller have any project specific debt or other liabilities related solely to the land that Buyer has contracted to purchase? Yes (Yes or No)

     (a) If yes, then at the time the Purchase Agreement was entered into, how much project specific debt or other liabilities were related solely to the land that Buyer has contracted to purchase? $ 450,000.00

     (b) If yes, is the debt cross collateralized with other assets within Seller's legal entity (i.e., are there other assets and parcels within Seller's legal entity that are securing part of the debt on the land property that Buyer has contracted to purchase)? No (Yes or No)

The undersigned has read this disclosure questionnaire and the related responses and acknowledges that the information provided herein is accurate and complete to the best of his or her knowledge.

               /s/ Fred Montano
               ------------------------------
        By:    Fred Montano
        Its:   Manager

                                    EXHIBIT D

Wall exhibit